EXHIBIT 99.1

MATERIAL TAX CONSIDERATIONS OF THE DOMESTICATION
The following discussion, to the extent it constitutes matters of law and legal conclusions, is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to Mosaic Cayman, regarding the material U.S. federal income tax considerations generally applicable to the domestication, and the ownership and disposition of our units, Class A common stock and warrants (which we refer to collectively as our securities) acquired pursuant to the domestication. Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A ordinary share and warrant components of the unit, as the case may be. As a result, the discussion below with respect to actual holders of Class A ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying Class A ordinary shares and warrants that comprise the units). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes.
This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations (“Treasury Regulations”) as of the date hereof, changes to any of which after the date of this proxy statement/prospectus may affect the tax consequences described herein. We have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:
•	financial institutions;
•	regulated investment companies;
•	real estate investment trusts;
•	insurance companies;
•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;
•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;
•	persons who acquired the securities through the exercise or cancellation of employee stock options or otherwise as compensation for their services;
•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•	U.S. expatriates;
•	partnerships or other pass-through entities for U.S. federal income tax purposes;
•	U.S. holders owning or considered as owning 10 percent or more of the ordinary shares;
•	persons that are subject to “applicable financial statement rules” under Section 451(b) of the Code; and
•	tax-exempt entities.
If you are a partnership or other pass-through entity (or other entity or arrangement treated as a partnership or pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners or other owners will generally depend on the status of the partners (or other owners) and your activities. If you are a partner (or other owner) of a partnership or other pass-through entity that acquires our securities, you are urged to consult your tax advisor regarding the tax consequences of owning and disposing of our securities.

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our units, Class A ordinary shares or warrants who or that is:
•	an individual citizen or resident of the United States as determined for U.S. federal income tax purposes;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Consequences of the Domestication—F Reorganization
Although no authority directly addressing the tax consequences of the domestication exists, the domestication should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code (an “F Reorganization”). Pursuant to the domestication, Mosaic Cayman will change its jurisdiction of incorporation from the Cayman Islands to Delaware. Because the domestication should qualify as an F Reorganization, U.S. holders generally should not recognize gain or loss on the domestication for U.S. federal income tax purposes, except as provided below under the caption headings “—Effects of Section 367” and “—Passive Foreign Investment Company Considerations,” and the domestication should be treated for U.S. federal income tax purposes as if Mosaic Cayman (i) transferred all of its assets and liabilities to Mosaic Delaware in exchange for all of the outstanding common stock and warrants of Mosaic Delaware; and (ii) then distributed the common stock and warrants of Mosaic Delaware to the shareholders and warrant holders of Mosaic Cayman in liquidation of Mosaic Cayman. The taxable year of Mosaic Cayman will be deemed to end on the date of the domestication. Assuming the domestication qualifies as an F Reorganization: (i) the tax basis of a share of Mosaic Delaware common stock or a Mosaic Delaware warrant received by a U.S. holder in the domestication will equal the U.S. holder’s adjusted tax basis in the Mosaic Cayman ordinary share or warrant, as the case may be, surrendered in exchange therefor, increased by any amount included in the income of such U.S. holder as a result of Section 367 of the Code (as discussed below), and (ii) the holding period for a share of Mosaic Delaware common stock or a Mosaic Delaware warrant received by a U.S. holder will include such U.S. holder’s holding period for the Mosaic Cayman ordinary share or warrant surrendered in exchange therefor.
If the domestication fails to qualify as an F Reorganization, a U.S. holder generally would recognize gain or loss with respect to its Mosaic Cayman securities in an amount equal to the difference between the fair market value of Mosaic Delaware securities received in the domestication and the U.S. holder’s adjusted tax basis in his Mosaic Cayman securities surrendered in the domestication. In such event, such U.S. holder’s basis in Mosaic Delaware securities would be equal to their fair market value on the date of the domestication, and such U.S. holder’s holding period for Mosaic Delaware securities would begin on the day following the date of the domestication.
Distributions
Following the domestication, a U.S. holder generally would be required to include in gross income the amount of any distribution of cash or other property paid on Mosaic Delaware’s Class A common stock. A distribution on such stock generally would be treated as U.S. source dividend income for U.S. federal income tax purposes to the extent the distribution is paid out of Mosaic Delaware’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such amount would be includible in gross income by a U.S. holder on the date that such U.S. holder actually or constructively receives the distribution in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Dividends paid by Mosaic Delaware to a corporate U.S. holder would be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations as long as such corporate U.S. holder satisfies the holding period requirement for the dividends received deduction, with such holding period beginning on the day after the domestication. With respect to non-corporate U.S. holders, such dividends generally would be taxed at the lower applicable long-term capital gains rate (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants).
Effects of Section 367
Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including the domestication of a foreign corporation in an F Reorganization. When it applies, Section 367 imposes income tax on certain U.S. persons in connection with transactions that would otherwise generally be tax-free.
A U.S. holder who, on the day of domestication, beneficially owns (directly, indirectly or constructively, taking into account a U.S. holder’s ownership of our warrants) our Class A ordinary shares with a fair market value of $50,000 or more, but less than 10% of the total combined voting power of all classes of our ordinary shares entitled to vote and less than 10% of the total value of all classes of our ordinary shares, may elect to recognize gain with respect to the domestication or, in the alternative, recognize the net positive earnings and profits amount as described below. Complex attribution rules apply in determining whether a U.S. holder owns 10% or more of the total combined voting power of all classes of our ordinary shares entitled to vote or owns 10% or more of the total value of all classes of our ordinary shares. All U.S. holders are urged to consult their tax advisors with respect to those attribution rules.
Unless a U.S. holder makes the “all earnings and profits” election as described below, such holder generally must recognize gain (but not loss) with respect to shares received in the domestication. Any such gain would be equal to the excess of the fair market value of the new shares and warrants received over the U.S. holder’s adjusted basis in the Class A ordinary shares and warrants surrendered in exchange therefor. Such gain would be capital gain, and would be long-term capital gain if the holder held our shares for longer than one year.
In lieu of recognizing any gain as described in the preceding paragraph, a U.S. holder may elect to include the “all earnings and profits” amount attributable to our Class A ordinary shares under Section 367(b). There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things: (i) a statement that the domestication is a Section 367(b) exchange; (ii) a complete description of the domestication, (iii) a description of any stock, securities or other consideration transferred or received in the domestication, (iv) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes, (v) a statement that the U.S. holder is making the election that includes (A) a copy of the information that the U.S. holder received from us establishing and substantiating the U.S. holder’s all earnings and profits amount with respect to the U.S. holder’s shares and warrants, and (B) a representation that the U.S. holder has notified the Company that the U.S. holder is making the election, and (vi) certain other information required to be furnished with the U.S. holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations thereunder. In addition, the election must be attached by the U.S. holder to its timely filed U.S. federal income tax return for the year of the domestication, and the U.S. holder must send notice to the Company of the election no later than the date such tax return is filed. In connection with this election, we intend to provide each U.S. holder eligible to make such an election with information regarding our earnings and profits upon request. We do not expect to have a material amount of earnings and profits as of the date of domestication.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING WHETHER TO MAKE THIS ELECTION AND, IF THE ELECTION IS DETERMINED TO BE ADVISABLE, THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO THIS ELECTION.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE DOMESTICATION TO THEM.
Passive Foreign Investment Company Considerations
In addition to Section 367(b) of the Code, the domestication may be a taxable event to U.S. holders to the extent that Section 1291(f) of the Code applies, if Mosaic Cayman is or ever was a PFIC under Section 1297 of the Code.
In general, if you are a U.S. holder, we would be a PFIC with respect to you if for any taxable year in which you held our shares:
•	at least 75% of our gross income for the taxable year was passive income, or
•	at least 50% of the value, determined on the basis of a quarterly average, of our assets was attributable to assets that produced, or were held for the production of, passive income.
Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. If a foreign corporation is classified as a PFIC for any taxable year during which a U.S. holder owns stock in the foreign corporation, the foreign corporation generally remains thereafter classified as a PFIC with respect to that U.S. holder.
Pursuant to a start-up exception, however, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. Due to the fact that the net proceeds of the offering of our securities were held in a non-interest bearing trust account until January 2018 located in the United States with Continental Stock Transfer & Trust Company acting as trustee, we intend to take the position that, although subject to uncertainty, the start-up year under the start-up exception will be the 2018 taxable period of Mosaic Cayman ending on the date of the domestication, and, accordingly, we would not be treated as a PFIC for 2018 prior to the domestication assuming we qualify for the start-up exception. Accordingly, Mosaic Cayman believes that it is not and has never been a PFIC. As a result, the domestication should not be a taxable event for any U.S. holder based on an application of the PFIC rules.
Section 1291(f) of the Code requires that, to the extent provided in regulations, a U.S. person that disposes of stock of a PFIC must recognize gain notwithstanding any other provision of the Code. No final Treasury regulations are currently in effect under Section 1291(f) of the Code. Proposed Treasury regulations under Section 1291(f), or the “Proposed Regulations,” were promulgated in 1992, with a retroactive effective date once they become finalized. If finalized in their current form, those regulations may require taxable gain recognition by a U.S. holder subject to the PFIC rules with respect to its exchange of Mosaic Cayman securities for Mosaic Delaware securities in the domestication if Mosaic Cayman were classified as a PFIC at any time during such U.S. holder’s holding period in Mosaic securities. Any such gain would be treated as an “excess distribution” made in the year of the domestication and subject to special tax and interest charge rules. In addition, the regulations would provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the Proposed Regulations applied to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) requires the shareholder to recognize gain or include an amount in income as a distribution under Section 301 of the Code, the gain realized on the transfer is taxable as an excess distribution under Section 1291 of the Code, and the excess, if any, of the amount to be included in income under Section 367(b) over the gain realized under Section 1291 is taxable as provided under Section 367(b). See the discussion above under the section entitled “—Effect of Section 367.”
It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code will be adopted. The PFIC rules are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. holders of our ordinary shares and warrants are urged to consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and warrants under their particular circumstances.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants
Upon a sale or other taxable disposition of Mosaic Delaware’s Class A common stock or warrants, including as a result of a dissolution and liquidation if Mosaic Delaware does not consummate an initial business combination within the required time period, and subject to the PFIC rules discussed above, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A common stock or warrants.
Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock or warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders are eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder would be an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A common stock or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A common stock or warrants based upon the then fair market values of the Class A common stock and the warrants included in the units) and (ii) the U.S. holder’s adjusted tax basis in its Class A common stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its Class A common stock or warrants generally will equal the U.S. holder’s acquisition cost less, in the case of a Class A common stock, any prior distributions treated as a return of capital.
Redemption of Class A Common Stock of Mosaic Delaware
Subject to the PFIC rules discussed above, if a U.S. holder’s Class A common stock is redeemed pursuant to the redemption provisions described in this proxy statement/prospectus under “Description of Securities—Common Stock” or if Mosaic Delaware purchases a U.S. holder’s Class A common stock in an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of the Class A common stock, the U.S. holder would be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” above. If the redemption does not qualify as a sale of Class A common stock, the U.S. holder would be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders—Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of Mosaic Delaware stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of owning warrants) relative to all of Mosaic Delaware’s stock outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of the Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also Mosaic Delaware stock that is constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include Class A common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of Mosaic Delaware’s outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of Class A common stock must, among other requirements, be less than 80% of the percentage of Mosaic Delaware’s outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of Mosaic Delaware’s stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of Mosaic Delaware’s stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of common stock owned by certain family members and the U.S. holder does not constructively own any other common stock. The redemption of the Class A common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in Mosaic Delaware. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in Mosaic Delaware will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder is urged to consult with its own tax advisors as to the tax consequences of a redemption.
If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the distribution will be taxable under Section 301 of the Code as described under “U.S. Holders—Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in its redeemed Class A common stock will be added to the U.S. holder’s adjusted tax basis in its remaining common stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other shares of common stock constructively owned by it.
U.S. holders that actually or constructively own five percent (or, if Mosaic Delaware’s Class A common stock are not then publicly traded, one percent) or more of Mosaic Delaware’s common stock (by vote or value) may be subject to special reporting requirements with respect to a redemption of Class A common stock, and such holders are urged to consult with their own tax advisors with respect to their reporting requirements.
Exercise or Lapse of a Warrant
Subject to the PFIC rules discussed above and except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize gain or loss upon the acquisition of a share of common stock on the exercise of a warrant for cash. A U.S. holder’s initial tax basis in a share of Class A common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant and the exercise price. The U.S. holder’s holding period for a share of Class A common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrants and will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Class A common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the Class A common stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the warrant. It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of shares of Class A common stock having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock received represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In that case, a U.S. holder’s tax basis in the Class A common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the Class A common stock would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant.
Possible Constructive Distributions
The terms of the warrants provide for an adjustment to the number of shares of common stock for which the warrants may be exercised or to the exercise price of the warrants in certain events, as discussed under “Description of Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from Mosaic Delaware if, for example, the adjustment increases the warrant holders’ proportionate interest in Mosaic Delaware’s assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of Mosaic Delaware’s common stock which is taxable to the U.S. holders of such common stock in substantially the same manner as described under “U.S. Holders—Distributions” above. Despite not receiving an actual cash distribution, such constructive distribution would be subject to tax as described under that section in substantially the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.
Additional Tax on Net Investment Income
Certain U.S. holders that are individuals, estates and trusts are required to pay a 3.8 percent tax on “net investment income” (or in the case of an estate or trust, “undistributed net investment income”), which generally includes, among other things, interest on, and capital gains from the sale or other disposition of, the securities, subject to certain limitations and exceptions. You are urged to consult your own tax advisors regarding the applicability of this additional tax to your ownership and disposition of the securities.

Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our units, Class A ordinary shares and warrants who or that is, for U.S. federal income tax purposes:
•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;
•	a foreign corporation; or
•	an estate or trust that is not a U.S. holder;
but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of Mosaic Delaware’s securities.

Effects of the Domestication on Non-U.S. Holders of Mosaic Delaware’s Class A Common Stock or Warrants
We do not expect for the domestication to result in any U.S. tax consequences to Non-U.S. holders of our securities. The following describes U.S. federal income tax considerations relating to the ownership and disposition of Mosaic Delaware’s Class A common stock and warrants by a Non-U.S. holder after the domestication.
Distributions
In general, any distributions made to a Non-U.S. holder on Mosaic Delaware’s Class A common stock, to the extent paid out of Mosaic Delaware’s current or accumulated earnings and profits (as determined under

U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable).
Dividends paid by Mosaic Delaware to a Non-U.S. holder that are effectively connected with such Non-U.S. holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Mosaic Delaware’s Class A Common Stock and Warrants
A Non-U.S. holder will generally not be subject to U.S. federal income tax on gain realized on a sale or other disposition of Mosaic Delaware’s Class A common stock or warrants unless:
(i)
such Non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case any gain realized would generally be subject to a flat 30% U.S. federal income tax,

(ii)
the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if an applicable treaty so requires, is attributable to the conduct of trade or business through a permanent establishment or fixed base in the United States in which case the gain would be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to U.S. holders and, if the Non-U.S. holder is a corporation, an additional ‘‘branch profits tax’’ may also apply), or

(iii)
Mosaic Delaware is or has been a U.S. real property holding corporation at any time within the five-year period preceding the disposition or the Non-U.S. holder’s holding period, whichever period is shorter, and either (i) Mosaic Delaware’s Class A common stock has ceased to be regularly traded on an established securities market or (ii) the Non-U.S. holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the Non-U.S. holder’s holding period, whichever period is shorter, more than 5% of Mosaic Delaware’s Class A common stock.

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of Mosaic Delaware’s Class A common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such stock or warrants from a Non-U.S. holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. Mosaic Delaware would be classified as a U.S. real property holding corporation if the fair market value of its ‘‘United States real property interests’’ equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Mosaic Delaware does not expect to be classified as a U.S. real property holding corporation following the domestication. However, such determination is factual and in nature and subject to change and no assurance can be provided as to whether Mosaic Delaware is or will be a U.S. real property holding corporation with respect to a Non-U.S. holder following the domestication or at any future time.
ALL NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE DOMESTICATION TO THEM.

Information Reporting and Backup Withholding
Dividend payments with respect to Mosaic Delaware’s Class A common stock and proceeds from the sale, exchange or redemption of Mosaic Delaware’s Class A common stock may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.